UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41895	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive
Suite 400
Houston, TX	77007
(Address of principal executive offices)	(Zip Code)

(713) 424-4247

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Securities Purchase Agreement

Prairie Operating Co. (the “Company,” “Prairie,” “we,” “us,” and “our”) expects to enter into a Securities Purchase Agreement in the form of Exhibit 99.1 to this Current Report on Form 8-K (the “Purchase Agreement”), with each of the investors listed on the Schedule of Buyers attached thereto (collectively, the “Buyers”), pursuant to which the Company will agree to issue and sell, in a registered offering by the Company directly to the Buyers (the “Offering”), (i) 150,000 shares (the “Preferred Shares”) of Series F Preferred Stock, $0.01 par value per share (“Series F Preferred Stock”), with a stated value of $1,000 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series F Preferred Stock (the “Stated Value”), and (ii) upon the one-year anniversary of the issue date of the Preferred Shares, subject to the satisfaction of certain conditions, warrants (the “Warrants”, and together with the Preferred Shares, the “Securities”) to purchase a number of shares of our common stock, $0.01 par value per share (“Common Stock”), equal to the quotient of (1) 125% of the Stated Value of all Series F Preferred Stock held by such holder on the original issuance date, divided by (2) the average of the 10 daily volume-weighted average per share trading prices of our Common Stock during the 10 trading days prior to the original issuance date. The Offering also relates to the offering of the shares of Common Stock issuable upon the conversion of or otherwise pursuant to the terms of the Series F Preferred Stock. The Offering is expected to close on or about March 26, 2025, subject to customary closing conditions.

The Company estimates that the net proceeds from the sale of the Securities will be approximately $140.8 million, after deducting the estimated offering expenses payable by the Company and the fees to the Advisors (as defined below) in connection with the closing of the Offering (the “Closing”, and the date of such Closing, the “Closing Date”). Following the Closing, the Company plans to use such net proceeds, together with the net proceeds from the Company’s concurrent offering of $35.0 million of shares of Common Stock pursuant to a separate prospectus supplement (the “Concurrent Common Stock Offering”), to fund a portion of the purchase price for the previously announced acquisition by the Company of certain oil gas properties from Bayswater Resources, LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP, and Bayswater Exploration & Production, LLC (collectively, “Bayswater,” and such acquisition, the “Bayswater Acquisition”), pursuant to a Purchase and Sale Agreement, dated as of February 6, 2025, by and among the Company, certain subsidiaries of the Company and Bayswater (the “Bayswater PSA”). Prairie expects to use remaining net proceeds, if any, from the Offering and the Concurrent Common Stock Offering for other general purposes, which may include advancing its development and drilling program, repayment of existing indebtedness, or financing other potential acquisition opportunities. The Offering is not conditioned on the closing of the Bayswater Acquisition. If the Company does not complete the Bayswater Acquisition, it intends to use the net proceeds from the Offering for the other purposes set forth above. The Purchase Agreement provides the Buyers with certain registration rights with respect to the Warrants and the shares of Common Stock underlying the Warrants. The Purchase Agreement provides that, subject to certain exceptions, for (x) the period commencing on the date of the Purchase Agreement and ending on the date immediately following the 30th calendar day after the Closing Date and (y) the period commencing on the date of the issuance of the Warrants, if any, and ending on the date immediately following the 30th calendar day after the issuance of any such Warrants, neither the Company nor any of its subsidiaries will directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or register or amend any outstanding registration statements or file any shelf registration statements or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security.

The Purchase Agreement provides that, so long as any Preferred Shares remain outstanding, the Company and each of its subsidiaries may not effect or enter into any Variable Rate Transactions. “Variable Rate Transaction” is generally defined to mean a transaction (i) involving the issuance of convertible securities with a conversion price, exercise price or exchange rate or other price that is based on trading prices of the Common Stock or varies based on changes in the trading price of the Common Stock or is subject to being reset at a future date upon the occurrence of specified or contingent events (not including customary structural adjustments) or (ii) in which the Company or any of its subsidiaries enter into any agreement whereby the Company or any of its subsidiaries may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

The terms of the Series F Preferred Stock provide that we will not issues shares of our Common Stock upon conversion of the Series F Preferred Stock to the extent that such issuance would require prior stockholder approval in accordance with NASDAQ rules, unless such stockholder approval has been obtained. We will agree to seek to obtain stockholder approval for the issuance of our shares of Common Stock upon conversion of the Series F Preferred Stock and upon exercise of the Warrants, if issued, as soon as reasonably practicable (and not later than 45 days if the SEC does not review and provide written comments on the proxy statement or 60 days if the SEC does review and provide written comments on the proxy statement) following the date of the Purchase Agreement. Holders of our Common Stock owning more than 50% of our issued and outstanding shares of Common Stock have entered into and delivered voting agreements pursuant to which such holders have agreed to vote their shares of Common Stock in favor of such matters.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, conditions to closing, termination provisions and indemnification obligations.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 18, 2024, as amended on November 22, 2024 and December 10, 2024, and that was declared effective by the SEC on December 20, 2024 (File No. 333-282730).

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series F Preferred Stock

From and after the Closing Date, the Buyers will be entitled to receive, on a cumulative basis, whether or not authorized or declared and whether or not the Company has assets legally available therefor, dividends on each Preferred Share at a rate per annum equal to 12%, on the amount equal to the sum of (a) the Stated Value plus (b) all accrued and unpaid dividends on such share of Series F Preferred Stock (including dividends accrued and unpaid on previously unpaid dividends); provided that, from, including and after the date that is the six-month anniversary of the maturity of the Company’s reserve-based credit agreement, the dividend rate will be 25%. Dividends will be paid to the holder in cash on each March 1, June 1, September 1 and December 1 of each calendar year, beginning on June 1, 2025 (each, a “Dividend Payment Date”).

Alternatively, the Company may elect to make a payment of such dividend with respect to such Dividend Payment Date, entirely or partially, in shares of Common Stock, if certain equity conditions set forth in the Prairie Operating Co. Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock in the form of Exhibit 99.2 to this Current Report on Form 8-K (the “Series F Certificate of Designation”) are satisfied as of such date;

Concurrently with the completion of certain equity issuances as set forth in the Series F Certificate of Designation resulting in proceeds to the Company, or certain dividends or distributions declared or made, prepayments of indebtedness made, or investments acquired, owned or made pursuant to the Company’s reserve-based credit agreement, each holder of Series F Preferred Stock will have the right to require the Company to pay the holder all or a portion of a cash sweep amount equal to 25% of the net proceeds from such financing or of the amount of such dividend, distribution, prepayment or investment, as applicable, in redemption of a number of shares of Series F Preferred Stock at a price per share equal to the result (rounded up to the nearest second decimal) of (A) (i) the Repayment Multiplier (as defined below) multiplied by (ii) Stated Value of such shares of Series F Preferred Stock, plus (B) accrued and unpaid dividends on such shares.

Holders of the Series F Preferred Stock may convert all or a portion their shares of Series F Preferred Stock into shares of Common Stock at any time and from time to time. However, in no event will any share of Series F Preferred Stock be converted into shares of Common Stock using a Market Stock Payment Price or Triggering Event Conversion Price (each as defined below) that is lower than the Absolute Floor Price (as defined in the Series F Certificate of Designation), in which case the Absolute Floor Price shall be used for such conversion. The initial conversion rate for the Series F Preferred Stock will be a number of shares of Common Stock per share of Series F Preferred Stock as set forth in the Series F Certificate of Designation. The conversion rate will also be subject to certain adjustments as described in the Series F Certificate of Designation. Holders also have the option to convert all or a portion of the shares of Series F Preferred Stock then held by such holder using an Alternative Conversion Rate (as defined below) in lieu of the conversion rate, subject to an Alternative Conversion Cap (as defined below) for each quarter. The Company may settle such alternative conversions entirely (but not in part) in cash on the conversion settlement dates in respect of such alternative conversions if (i) the Market Stock Payment Price (as defined below) on the trading day immediately prior to the applicable alternative conversion date is less than $5.00 per share (subject to proportionate adjustments for certain stock dividends or distributions, splits and combinations) (such alternative conversion, a “Below Floor Alternative Conversion”) and (ii) the Company shall have first delivered to the holder of Series F Preferred Stock a written notice of such election at least 10 trading days prior to any such alternative conversion date, stating that the Company has elected to settle all Below Floor Alternative Conversions in cash; provided that the Company will not be entitled to (i) deliver more than two alternative conversion cash payment notices in any rolling 90 day period or (ii) deliver an alternative conversion cash payment notice at any time during which it would be restricted from redeeming such shares of Series F Preferred Stock in cash in accordance with the Company’s reserve-based credit agreement.

With respect to (a) the conversion of each share of Series F Preferred Stock for Standard Conversion Consideration and (b) the redemption of each share of Series F Preferred Stock at the Company Redemption Price or the Fundamental Change Redemption Price (each as defined in the Series F Certificate of Designation), the holder of such share will be entitled to receive an additional payment (each, an “Additional Payment”) in an amount equal to (x) $19,875,000 multiplied by (y) a fraction, the numerator of which is the Stated Value of such share of converted or redeemed Series F Preferred Stock, and the denominator of which is the aggregate Stated Value of all shares of Series F Preferred Stock issued pursuant to the Purchase Agreement, which Additional Payment shall be paid in cash unless prohibited by the Company’s reserve-based credit agreement, in which case it shall be paid in shares of Common Stock; provided, however, that in no event will the aggregate amount of all Additional Payments exceed $19,875,000.

Subject to the terms, conditions and certain exceptions set forth in the Series F Certificate of Designation, the Company will have the right to redeem all (but not less than all) of the then-outstanding shares of Series F Preferred Stock for a cash redemption price per share of Series F Preferred Stock equal to the Company Redemption Price (as defined below). If a Fundamental Change (as defined in the Series F Certificate of Designation) occurs, the holders of the Series F Preferred Stock may require the Company to redeem all or any portion of the shares of Series F Preferred Stock owned by such holder for a cash purchase price equal to the Fundamental Change Redemption Price (as defined below).

If at any time following the Closing Date, the trading price of a share of Common Stock on the principal U.S. national or regional securities exchange on which the Common Stock is then listed is below (x) $2.00 at any time during a trading day for three consecutive trading days or (y) $1.50 at any time during a trading day, then from and after such time, the holder (or any affiliate of the holder to which the holder has assigned its rights under this section) will have the right to make a loan to the Company secured by all assets of the Company and in an amount necessary to, and to require us to use the proceeds thereof to, effect payment in full of the Company’s reserve-based credit agreement, with the documentation for such secured loan being substantially in the form of such reserve-based credit agreement and the applicable loan documents, in each case, as in effect on the Closing Date (other than removing any letter of credit facility therefrom) (collectively, the “Mirror Credit Facility”). Concurrently with the closing of such Mirror Credit Facility and the making of such secured loan by the holder to the Company or at any time thereafter (at the option of the holder), the Company agrees to (A) amend the Mirror Credit Facility so that the lien on the Collateral (as defined in the Mirror Credit Facility) pursuant to the Mirror Credit Facility shall also secure, on a pari passu basis, the Company’s payment obligations under the Series F Certificate of Designation, (B) enter into a new senior secured credit agreement or any other agreement evidencing indebtedness with the holder (including, without limitation, by exchange of the Series F Preferred Stock for senior secured convertible notes at the holder’s option), the terms of which shall be substantially similar to the terms of the Series F Preferred Stock, and use the proceeds paid by the holder thereunder to redeem the shares of Series F Preferred Stock or (C) any combination of the foregoing clauses (A) and (B).

All payments due under the Series F Certificate of Designation in respect of a share of Series F Preferred Stock shall rank pari passu with all other shares of Series F Preferred Stock.

Except as otherwise provided in the Series F Certificate of Designation or as otherwise required by law, the Series F Preferred Stock will have no voting rights. However, as long as any shares of Series F Preferred Stock are outstanding, the Company will not, without the affirmative vote of the Required Holders, (a) alter or change the powers, preferences or rights given to the Series F Preferred Stock in an adverse manner or alter or amend the Series F Certificate of Designation in such a manner so as to adversely affect any rights of the holders of the Series F Preferred Stock, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon any liquidation, dissolution or winding-up of the Company senior to, or otherwise pari passu with, the Series F Preferred Stock, (c) amend the Company’s certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (d) increase the number of authorized shares of Series F Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series F Preferred Stock will be entitled to receive out of the Company’s assets, whether capital or surplus, an amount equal to the Fundamental Change Redemption Price and any other fees or liquidated damages then due and owing thereon under the Series F Certificate of Designation, for each share of Series F Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities (as defined below), and if the Company’s assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series F Preferred Stock shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Definitions

Under the Series F Certificate of Designation:

“Alternative Conversion Cap” generally means, for any calendar quarter, and subject to increase by any rollover from the prior calendar quarters pursuant to Section 7(D)(iii) of the Series F Certificate of Designation, the greater of (i) 10% of the aggregate dollar trading volume (as reported by Bloomberg function “PROP <US EQUITY> HP” (or its equivalent successor ticker)) of the Common Stock in a given calendar quarter, beginning with the calendar quarter ending June 30, 2025, and (ii) $20,000,000.

“Alternative Conversion Rate” generally means a number of shares of Common Stock per share of Series F Preferred Stock equal to the result (rounded up to the closest whole number) of (A) (i) the Repayment Multiplier multiplied by (ii) the Stated Value of the share of Series F Preferred Stock subject to the alternative conversion divided by (B) the Market Stock Payment Price as of an alternative conversion date; provided, that whenever the Series F Certificate of Designation refers to the Alternative Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Alternative Conversion Rate immediately after 5:00 p.m., New York City time, on such date; provided, further, that the Alternative Conversion Rate shall be subject to adjustment as set forth in the Series F Certificate of Designation.

“Company Redemption Price” generally means a cash amount per share of Series F Preferred Stock equal to the greater of (A) (i) 125% multiplied by (ii) the Stated Value of a share of Series F Preferred Stock plus (iii) the accrued and unpaid dividends on such shares of Series F Preferred Stock and (B) 125% multiplied by (ii) (x) the conversion rate in effect as of the trading day immediately preceding such redemption date multiplied by (y) the highest Daily VWAP (as defined in the Series F Certificate of Designation) per share of Common Stock during the period beginning on, and including, the fifth VWAP Trading Day (as defined in the Series F Certificate of Designation) prior to the date that the notice of the Company redemption is delivered and ending on, and including, the VWAP Trading Day immediately preceding such redemption date plus (iii) the accrued and unpaid dividends on such shares of Series F Preferred Stock.

“Fundamental Change Redemption Price” generally means, with respect to each share of Series F Preferred Stock upon a redemption upon Fundamental Change, a cash amount equal to the greater of (A) (i) 125% multiplied by (ii) the Stated Value plus (iii) the accrued and unpaid dividends on such share of Series F Preferred Stock and (B) (i) 125% multiplied by (ii) (x) the conversion rate in effect as of the trading day immediately preceding the effective date of such Fundamental Change multiplied by (y) the highest Daily VWAP per share of Common Stock occurring during the period commencing five trading days prior to the earlier of (a) the effective date of such Fundamental Change and (b) the date that such Fundamental Change is publicly announced and ending on the date immediately preceding the date as of which shares of Series F Preferred Stock must be repurchased for cash in connection with a Fundamental Change plus (iii) the accrued and unpaid dividends on such share of Series F Preferred Stock.

“Junior Securities” means the Common Stock and all other convertible securities of the Company other than those securities which are explicitly senior to or pari passu with the Series F Preferred Stock in dividend rights or liquidation preference.

“Market Stock Payment Price” generally means, with respect to any Dividend Payment Date or alternative conversion date, as applicable, an amount equal to 87.5% of the lesser of (a) the Daily VWAP on the VWAP Trading Day immediately prior to such Dividend Payment Date or alternative conversion date, as applicable, and (b) the average of the two lowest Daily VWAPs during the five VWAP Trading Day period ending on and including the VWAP Trading Day immediately prior to such Dividend Payment Date or alternative conversion date, as applicable (the lesser of clauses (a) and (b), the “Stock Price”); provided, however, that with respect to any stated dividend paid in shares of Common Stock on or after the twelve month anniversary of the Closing Date, if the Stock Price for such Dividend Payment Date is less than 115% of the Conversion Price, the Market Stock Payment Price for such Dividend Payment Date shall be equal to 81% of the Stock Price.

“Repayment Multiplier” generally means, as of any date, an amount equal to 106.25% plus 6.25% on each one year anniversary of the Closing Date.

“Required Holders” generally means (I) prior to the Closing Date, each Buyer entitled to purchase Preferred Shares at the Closing, and (II) on or after the Closing Date, holders of a majority of the Underlying Shares in the aggregate as of such time issued or issuable under the Purchase Agreement or pursuant to the Preferred Shares or Warrants, as applicable; provided that such majority must include Buyer, so long as Buyer or any of its affiliates hold any Preferred Shares or Warrants.

“Underlying Shares” generally means, collectively, the underlying shares of Common Stock issuable pursuant to the terms of the Series F Preferred Stock and the underlying shares of Common Stock issuable upon exercise of the Warrants.

A copy of the Series F Certificate of Designation is included in this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. The foregoing description of the terms of the Series F Preferred Stock is not complete and is qualified in its entirety by reference to Exhibit 99.2.

Warrants

Pursuant to the Purchase Agreement, if on the one-year anniversary of the Closing Date (or if such date is not a trading day, then the immediately preceding trading day) (the “Original Issuance Date”) any Preferred Shares are outstanding and the last reported sale price during any trading day in the last 20 trading-day period ending on and including such date was less than 115% of the conversion price of the Series F Preferred Stock, then the Company will on such date issue the Warrants to the Purchaser for no additional consideration. If issued, the Warrants will be immediately exercisable and will expire on the fifth anniversary of the Original Issuance Date. The Warrants will have an initial exercise price per share equal to 110% of the average of the 10 daily per share volume-weighted average price of the Common Stock during the 10 trading days prior to the Original Issuance Date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders.

The Offering also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. A copy of the form of Warrant is included in this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the terms of the Warrants is not complete and is qualified in its entirety by reference to Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1*	Form of Securities Purchase Agreement by and among Prairie Operating Co. and each of the investors listed on the Schedule of Buyers attached thereto.

99.2	Form of Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock.

99.3	Form of Warrant to Purchase Shares of Common Stock.

104	Cover Page Interactive Date File-formatted as Inline XBRL.

*Certain schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted schedules to the SEC upon its request. Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the Exhibits to the SEC upon its request.

Forward-Looking Statements

The information presented in this Form 8-K include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included in this Form 8-K and the documents incorporated by reference herein, regarding our strategy, future operations, financial position, estimated reserves, revenues and income or losses, projected costs and capital expenditures, prospects, acquisition opportunities, plans and objectives of management are forward-looking statements. When used in this Form 8-K and the documents incorporated by reference herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are (or were when made) based on current expectations and assumptions about future events and are (or were when made) based on currently available information as to the outcome and timing of future events. Forward-looking statements in this Form 8-K and in any document incorporated by reference in this Form 8-K may include, for example, statements about: our ability to successfully finance and consummate the Bayswater Acquisition, including the risk that we may fail to complete the Bayswater Acquisition on the terms and timing currently contemplated or at all, fail to enter into the amended and restated credit agreement that we expect to enter into in connection with the Bayswater Acquisition on expected terms and/or fail to realize the expected benefits of the Bayswater Acquisition; our financial performance following the Bayswater Acquisition, the Nickel Road acquisition and the other transactions described in or incorporated by reference into this Form 8-K; this Offering, the Concurrent Common Stock Offering, the timing thereof and the use of proceeds therefrom; estimates of reserves of our oil, natural gas and NGLs; drilling prospects, inventories, projects and programs; estimates of the future oil and natural gas production from our oil and gas assets, including estimates of any increases or decreases in production; financial strategy, liquidity and capital required for our development program and other capital expenditures; the availability and adequacy of cash flow to meet our requirements; the availability of additional capital for our operations; changes in our business and growth strategy, including our ability to successfully operate and expand our business; our integration of acquisitions, including the Bayswater Acquisition and the Nickel Road acquisition; changes or developments in applicable laws or regulations, including with respect to taxes; and actions taken or not taken by third parties, including our contractors and competitors.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to: our and Bayswater’s ability to satisfy the conditions to the Bayswater PSA in a timely manner or at all, including our ability to successfully finance the Bayswater Acquisition; our ability to enter into the Purchase Agreement; our ability to complete the Offering and the Concurrent Common Stock Offering in a timely manner and on acceptable terms, if at all; our ability to recognize the anticipated benefits of the Bayswater Acquisition and the Nickel Road acquisition, which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Bayswater Acquisition and the Nickel Road acquisition; our ability to fund our development and drilling program; the possibility that we may be unable to achieve expected cash flow, production levels, drilling, operational efficiencies and other anticipated benefits within the expected time-frames, or at all, and to successfully integrate the assets to be acquired in the Bayswater Acquisition (the “Bayswater Assets”), the assets we acquired in the Nickel Road acquisition (the “Central Weld Assets”) and/or any other assets or operations we have acquired or may acquire in the future with those of the Company; our integration of the Bayswater Assets and/or the Central Weld Assets with those of the Company may be more difficult, time-consuming or costly than expected; our operating costs, customer loss and business disruption may be greater than expected following the Bayswater Acquisition or the public announcement of the Bayswater Acquisition; our ability to grow our operations, and to fund such operations, on the anticipated timeline or at all; uncertainties inherent in estimating quantities of oil, natural gas and NGLs reserves and projecting future rates of production and the amount and timing of development expenditures; commodity price and cost volatility and inflation; our ability to obtain and maintain necessary permits and approvals to develop our assets; safety and environmental requirements that may subject us to unanticipated liabilities; changes in the regulations governing our business and operations, including the businesses, assets and operations we have acquired or may acquire in the future, such as, but not limited to, those pertaining to the environment, our drilling program and the pricing of our future production; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; general economic, financial, political and business conditions and changes in domestic and foreign markets; the risks related to the growth of our business; and the effects of competition on our future business.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in or incorporated by reference into this Form 8-K occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in or incorporated by reference into this Form 8-K are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

There may be additional risks not currently known by the Company or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2025, and any subsequently filed Quarterly Report on Form 10-Q and Current Report on Form 8-K. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAIRIE OPERATING CO.

By:	/s/ Craig Owen
Name:	Craig Owen
Title:	Chief Financial Officer

Date: March 24, 2025